Exhibit 11. Statement Re Computation of Per Share Earnings
                                 ($ in  thousands, except  per  share amounts)
                                               Years ended December 31,
                                                  1995     1994     1993

Primary
Earnings:
 Earnings from continuing operations
  before extraordinary item                   $ 10,981 $  4,930  $ 35,126
 Deduct dividends on preferred stock             2,535    2,544     2,554
 Earnings from continuing operations
  applicable to common stock                     8,446   (2,386)   32,572
 Loss from discontinued operations                  --   (6,554)  (35,303)
 Earnings (loss) from extraordinary item            --   (7,572)       --
 Cumulative accounting change                       --   (1,361)       --
 Net earnings (loss) applicable to
  common stock                                 $ 8,446 $(13,101 )$ (2,731)

Shares:
 Weighted average number of common
  shares outstanding                            14,756   14,859    14,835
 Dilutive effect of outstanding
  options and rights (as determined
  by the application of the treasury
  stock method at the average market
  price for the year)                             119       --(1)     --(1)

 Weighted average number of shares
  outstanding, as adjusted                     14,875   14,859    14,835

 Primary earnings (loss) per share:
  Continuing operations                     $   0.57  $   0.16  $   2.20
  Discontinued operations                         --     (0.44)    (2.38)
  Extraordinary item                              --     (0.51)       --
  Cumulative accounting change                    --     (0.09)       --
  Net earnings (loss) per share             $   0.57  $  (0.88) $  (0.18)

Fully Diluted
Earnings:
 Net earnings (loss)                        $ 10,981  $(10,557) $   (177)
 Deduct dividends on preferred stock (2)       2,535     2,544     2,554

 Net earnings (loss) applicable to
  common stock                             $  8,446   $(13,101) $ (2,731)

Shares:
 Weighted average number of common
  shares outstanding                         14,756     14,859    14,835
 Dilutive effect of outstanding options
  and rights (as determined by the
  application of the treasury stock
  method at the higher of the ending
  or average market price for the year)        119         --(1)     --(1)


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Exhibit 11. Statement Re Computation of Per Share Earnings (continued)

                                 ($  in  thousands, except  per  share amounts)
                                                Years ended December 31,
                                              1995     1994     1993

Fully Diluted (continued)
Shares (continued):
 Shares issuable from assumed exercise
  of convertible preference stock (2)          --        --         --
 Weighted average number of shares
  outstanding, as adjusted                 14,875     14,859     14,835

Fully diluted earnings (loss) per share:
 Continuing operations                   $   0.57   $   0.16   $   2.20
 Discontinued operations                       --      (0.44)     (2.38)
 Extraordinary item                            --      (0.51)        --
 Cumulative accounting change                  --      (0.09)        --

 Earnings (loss) per share               $   0.57   $  (0.88)  $  (0.18)


Additional Fully Diluted Computation (3)
Earnings:
 Net earnings (loss)                     $ 10,981  $ (10,557)  $  (177)

Shares:
 Weighted average number of common
  shares outstanding                       14,756     14,859    14,835
 Dilutive effect of outstanding options
  and rights (as determined by the
  application of the treasury stock
  method at the higher of the ending or
  average market price for the year)          119         87        66
 Shares issuable from assumed exercise of
  convertible preference stock              1,685      1,697     1,710
 Weighted average number of shares
  outstanding, as adjusted                 16,560     16,643    16,611


  Fully  diluted earnings (loss)
   per share                             $   0.66  $  (0.63)   $ (0.01)

(1) The inclusion of outstanding options and rights in this computation would have an anti-dilutive effect on earnings per share.

(2) The inclusion of preference stock in the fully dilutive computation would have an anti-dilutive effect on earnings per share.

(3) This calculation is submitted in accordance with Securities Exchange Act of 1934 Regulation S-K, paragraph 229.601 (b)
  (11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result in 1995, 1994 and 1993.



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